As filed with the Securities and Exchange Commission on October 2, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sonic Automotive, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	56-2010790
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5401 East Independence Blvd. P.O. Box 18747 Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Sonic Automotive, Inc. 1997 Stock Option Plan

Amended and Restated as of April 22, 2003

(Full title of the Plan)

Stephen K. Coss, Esq.

Vice President and General Counsel

Sonic Automotive, Inc.

5401 E. Independence Blvd.

P.O. Box 18747

Charlotte, North Carolina 28212-5401

(Name and Address of Agent for Service)

(704) 532-3320

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Barney Stewart III, Esq.

Thomas H. O’Donnell, Jr., Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

(704) 331-1000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock	1,000,000 shares	$23.99	$23,990,000	$1,941

(1)	Estimated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee, based upon the average of the highest and lowest prices of the Registrant’s Class A common stock reported on September 30, 2003, which prices were $24.40 and $23.58, respectively.

This Registration Statement covers the registration of additional securities relating to an employee benefit plan for which Registration Statements on Form S-8 (File Nos. 333-102052, 333-46272, 333-81053 and 333-65447) were filed by the Registrant with the Securities and Exchange Commission on December 20, 2002, September 21, 2000, June 18, 1999 and October 8, 1998, respectively. The contents of the December 20, 2002, September 21, 2000, June 18, 1999 and October 8, 1998 registration statements, including any amendments thereto, are incorporated herein by reference.

EXPLANATORY NOTE

This Registration Statement covers 1,000,000 shares of Class A common stock, par value $.01 per share (the “Common Stock”), of Sonic Automotive, Inc. (the “Company” or the “Registrant”) reserved for issuance under the Company’s 1997 Stock Option Plan (the “Stock Option Plan”). Pursuant to Rule 428 promulgated under the Securities Act, the Company intends to deliver a prospectus meeting the requirements of Part I of Form S-8 to all participants in the Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Registration Statement on Form S-8, these documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by us with the Commission are incorporated herein by reference:

(a)	our Registration Statements on Form S-8, Commission File Numbers 333-102052 (Stock Option Plan Amended and Restated as of May 8, 2002), 333-46272 (Stock Option Plan Amended and Restated as of June 5, 2000), 333-81053 (Stock Option Plan Amended and Restated as of June 18, 1999), and 333-65447 (Stock Option Plan as of October 8, 1998), including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

(b)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 1-13395);

(c)	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 (File No. 1-13395);

(d)	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 (File No. 1-13395);

(e)	our Current Report on Form 8-K filed February 10, 2003 (File No. 1-13395);

(f)	our Current Report on Form 8-K filed April 29, 2003 (File No. 1-13395)*;

(g)	both of our Current Reports on Form 8-K filed July 29, 2003 (File Nos. 1-13395)*;

(h)	our Current Report on Form 8-K filed July 31, 2003 (File No. 1-13395); *

(i)	our Current Report on Form 8-K filed August 4, 2003 (File No. 1-13395);*

(j)	our Current Report on Form 8-K filed August 4, 2003 (File No. 1-13395);**

(k)	our Current Report on Form 8-K filed October 2, 2003 (File No. 1-13395);*** and

(l)	the description of our Class A common stock contained in its Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all amendments and reports updating such description (File No. 1-13395).

*	The information in this Current Report on Form 8-K was furnished to the Commission under Item 9 and/or Item 12 of Form 8-K. The information in this report is not deemed to be “filed” for purposes of the Exchange Act. We are not incorporating this information into this prospectus and will not incorporate it by reference into any prospectus, registration statement or any of our other filings with the Commission under the Securities Act or the Exchange Act.
**	This Current Report on Form 8-K contains a description of our business under the caption “Item 1. Business.” Although the information in this Current Report was furnished to the Commission under Item 9 and Item 12 of Form 8-K, we are incorporating it by reference into this prospectus.
***	Although the information in this Current Report was furnished to the Commission under Item 9 and Item 12 of Form 8-K, we are incorporating it by reference into this prospectus.

From time to time, we may furnish information to the Commission under Item 9 or Item 12 of a Current Report on Form 8-K. The information in such a report is not deemed to be “filed” for purposes of the Exchange Act and will not be incorporated into this Registration Statement or any prospectus, registration statement or any of our other filings with the Commission under the Securities Act or the Exchange Act, unless the information is expressly incorporated by reference into a prospectus, registration statement or our other filings with the Commission.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those Current Reports on Form 8-K which furnish information pursuant to Item 9 or Item 12 of such report), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.

The information incorporated by reference is considered to be part of this Registration Statement and information that we file later with the Commission will automatically update and supersede this information, as applicable. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our Bylaws effectively provide that we shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 145”), indemnify all persons whom we may indemnify pursuant thereto. In addition, our Certificate of Incorporation eliminates personal liability of our directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 102(b)(7)”).

Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

We maintain insurance against liabilities under the Securities Act for the benefit of our officers and directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Document

5	Opinion of Moore & Van Allen PLLC

23.1	Consent of Deloitte & Touche, LLP

23.2	Consent of Moore & Van Allen PLLC (included in the opinion filed as Exhibit No. 5)

24	Power of Attorney (included on the signature page.)

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 2, 2003.

SONIC AUTOMOTIVE, INC.

By:	/s/ E. Lee Wyatt, Jr.
E. Lee Wyatt, Jr. Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Registrant, by his execution hereof, hereby constitutes and appoints Theodore M. Wright, E. Lee Wyatt, Jr. and Stephen K. Coss, and each of them with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ O. Bruton Smith O. Bruton Smith	Chairman, Chief Executive Officer and Director (principal executive officer)	October 2, 2003

/s/ E. Lee Wyatt, Jr. E. Lee Wyatt, Jr.	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	October 2, 2003

/s/ B. Scott Smith B. Scott Smith	Vice Chairman, Chief Strategic Officer and Director	October 2, 2003

/s/ Theodore M. Wright Theodore M. Wright	President and Director	October 2, 2003

Jeffrey C. Rachor	Chief Operating Officer and Director	, 2003

Signature	Title	Date
/s/ William R. Brooks William R. Brooks	Director	October 2, 2003

/s/ William P. Benton William P. Benton	Director	September 26, 2003

/s/ William I. Belk William I. Belk	Director	October 2, 2003

/s/ H. Robert Heller H. Robert Heller	Director	October 2, 2003

/s/ Maryann N. Keller Maryann N. Keller	Director	October 2, 2003

Thomas P. Capo	Director	, 2003

/s/ Robert L. Rewey Robert L. Rewey	Director	October 2, 2003

INDEX TO EXHIBITS

Exhibit No.	Description of Document

5	Opinion of Moore & Van Allen PLLC

23.1	Consent of Deloitte & Touche, LLP

23.2	Consent of Moore & Van Allen PLLC (included in the opinion filed as Exhibit No. 5)

24	Power of Attorney (included on the signature page.)